Exhibit 10.7

                               EXCHANGE AGREEMENT

                                 BY AND BETWEEN


                            MILLER INDUSTRIES, INC.,


                                       AND


                              CONTRARIAN FUNDS, LLC


                          Dated as of January 14, 2004




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                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (this "AGREEMENT") is entered into as of January 14, 2004, by and between MILLER INDUSTRIES, INC., a Tennessee corporation ("MILLER INDUSTRIES"), and CONTRARIAN FUNDS, LLC, a Delaware limited liability company ("CONTRARIAN"). Capitalized terms used herein but not otherwise located in the text of this Agreement are defined in SECTION 11.12.

                              W I T N E S S E T H:

         WHEREAS, Contrarian owns $7,715,919.45 principal amount of the outstanding subordinated debt of Miller Industries (the "SUBORDINATED DEBT") under that certain Amended and Restated Credit Agreement, dated July 23, 2001, as amended (the "NOTE CREDIT AGREEMENT"), by and among Miller Industries, Miller Industries Towing Equipment, Inc., a Delaware corporation, and Bank of America, N.A., in its capacity as a Lender, and other financial institutions which may be Lenders from time to time, which Subordinated Debt is evidenced by certain promissory notes issued by Miller Industries (the "NOTES");

         WHEREAS, in relation to the Subordinated Debt, Contrarian also owns 103,644 of the warrants issued by Miller Industries (the "WARRANTS") pursuant to that certain Warrant Agreement, dated July 23, 2001, by and among Miller Industries, Bank of America, N.A., SunTrust Bank, Wachovia Bank, N.A. and AmSouth Bank (the "WARRANT AGREEMENT");

         WHEREAS, Contrarian has agreed that as of January 14, 2004, on the terms and subject to the conditions set forth in this Agreement, it will (i) exchange the portion of the Subordinated Debt that is over and above $5,401,143.62, representing 70% of the aggregate principal amount of the Subordinated Debt (the "BASE AMOUNT"), for shares of common stock of Miller Industries, par value $.01 per share ("MILLER COMMON STOCK") (the "Exchange"), and (ii) convert the Warrants, on the terms and conditions set forth herein (the "WARRANT Conversion") for shares of Miller Common Stock;

         WHEREAS, Contrarian has also agreed that as of January 14, 2004, it will exchange its Notes (the "NOTE AMENDMENT") for an amended Tranche A Subordinated Secured Note in a principal amount equal to the Base Amount of the Notes and in the form attached hereto in EXHIBIT A (the "TRANCHE A NOTE");

         WHEREAS, the Board of Directors of Miller Industries has unanimously approved this Agreement and the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

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

SECTION 1. EXCHANGE OF PORTION OF SUBORDINATED DEBT FOR SHARES OF MILLER COMMON STOCK AND ISSUANCE OF TRANCHE A NOTE.

         Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined):

                  (a) Miller Industries shall deliver irrevocable instructions to SunTrust Bank, as transfer agent of the Miller Common Stock (the "TRANSFER AGENT"), to issue and deliver to Contrarian a number of shares of Miller Common Stock equal to the Note Stock Amount and the Warrant Stock Amount (each as hereinafter defined); and

                  (b) Upon receipt of evidence reasonably satisfactory to it of the issuance of the instructions referred to in SECTION 1(A), Contrarian shall deliver to Miller Industries all of the Notes owned by it (subject to SECTION 4.3) and Miller Industries shall deliver to Contrarian a Tranche A Note in the principal amount equal to the Base Amount.

SECTION 2.        NOTE STOCK AMOUNT.

         2.1 NOTE STOCK AMOUNT. The "NOTE STOCK AMOUNT" shall be determined as follows:

                  (a) If the Exchange Price (as defined below) is not greater than $7.00 (the "CAP") and not less than $5.00 (the "FLOOR"), the Note Stock Amount shall be equal to the sum of the Aggregate Conversion Amount (as defined below) divided by the Exchange Price. The "EXCHANGE PRICE" shall mean the average closing price per share of Miller Common Stock on the New York Stock Exchange ("NYSE") for each trading day in the calendar fourth quarter of 2003. The "AGGREGATE CONVERSION AMOUNT" means the sum of the total obligations due under the Subordinated Debt, being principal, accrued interest and accrued commitment fees (together with accrued interest thereon), in each case to and including the Closing Date, MINUS the Base Amount. The parties agree that, as of the date of this Agreement, the Aggregate Conversion Amount would be $3,973,926.27, consisting of $7,715,919.45 of principal, $566,538.74 of accrued interest and $1,023,885.39 of accrued fees and $68,726.29 interest thereon, MINUS the Base Amount of $5,401,143.62.The parties agree that the Exchange Price is $5.75640625.

                  (b) If the Exchange Price is less than $5.00, the Note Stock Amount shall be equal to the sum of the Aggregate Conversion Amount divided by $5.00.

                  (c) If the Exchange Price is greater than $7.00, the Note Stock Amount shall be equal to the sum of the Aggregate Conversion Amount divided by $7.00.

                  2.2 CALCULATION EXAMPLES. The following represent illustrative examples of the calculations set forth in SECTION 2.1 based on a hypothetical Aggregate Conversion Amount of $3,973,926.27 (assuming $9,375,069.89 in total outstanding obligations under the Subordinated Debt, MINUS the Base Amount of $5,401,143.62):

                  EXAMPLE OF SECTION 2.1(A): IF THE EXCHANGE PRICE EQUALS $5.50, THEN THE NOTE STOCK AMOUNT WOULD EQUAL 722,532 SHARES OF MILLER COMMON STOCK
                  ($3,973,926.27) DIVIDED BY $5.50).

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         EXAMPLE OF SECTION 2.1(B): IF THE EXCHANGE PRICE EQUALS $4.00, THEN THE
         NOTE STOCK AMOUNT WOULD EQUAL 794,785 SHARES OF MILLER COMMON STOCK ($3,973,926.27) DIVIDED BY THE FLOOR PRICE OF $5.00).

         EXAMPLE OF SECTION 2.1(C): IF THE EXCHANGE PRICE EQUALS $8.00, THEN THE NOTE STOCK AMOUNT WOULD EQUAL 567,703 SHARES OF MILLER COMMON STOCK ($3,973,926.27) DIVIDED BY THE CAP PRICE OF $7.00).

         2.3 CONVERSION OF WARRANTS. On the Closing Date, the Warrants shall be cancelled and converted into the right of Contrarian to receive the Warrant Stock Amount. The "WARRANT STOCK AMOUNT" shall mean shares of Miller Common Stock equal to (i) the Exchange Price MINUS the exercise price of each of the Warrants, (ii) MULTIPLIED by the total number of Warrants at each such exercise price, and (iii) DIVIDED by the Exchange Price.

         For example, if the Exchange Price is $5.50, the exercise price of the Warrants is $1.00 per share and there are 103,644 Warrants, the Warrant Stock Amount would equal 84,799 shares of Miller Common Stock (($5.50 - $1.00) X 103,644/$5.50).

         2.4 FRACTIONAL SHARES. No fraction of a share of Miller Common Stock will be issued under this SECTION 2, but in lieu thereof Contrarian shall receive an amount of cash equal to such fraction multiplied by the Exchange Price.

         SECTION 3. CONSUMMATION OF THE TRANSACTIONS; CLOSING DATE.

         The consummation of the Exchange and the Warrant Conversion contemplated herein (the "CLOSING") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800 Atlanta, Georgia, on or as soon as possible after January 14, 2004 (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Closing shall not occur until the conditions to closing set forth in SECTIONS 7 and 8 shall have been satisfied or waived by the party or parties entitled to the benefit thereof.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF CONTRARIAN.

         Contrarian represents and warrants to Miller Industries that:

         4.1 AUTHORITY. It has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

         4.2 BINDING AGREEMENT; NO VIOLATION. This Agreement has been, and will be as of the Closing Date, duly executed and delivered by Contrarian and constitutes the legal, valid and binding obligation of Contrarian, enforceable against it in accordance with the respective terms hereof. The execution and delivery of this Agreement by Contrarian, and the consummation of the transactions contemplated by this Agreement, will not violate any of the organizational documents of Contrarian or result in a Conflict (as hereinafter defined) with the provisions of any material Law or Order to which Contrarian is a party or is bound.

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         4.3 TITLE TO SUBORDINATED DEBT. All of the Notes owned by Contrarian are held by Contrarian, free and clear of any Liens. Upon the parties' receipt of all of the Closing deliverables set forth in SECTION 1, the obligations of Miller Industries with respect to the portion of the Notes constituting the Aggregate Conversion Amount will be extinguished, and all obligations under the remaining Notes will be replaced with the obligations under the Tranche A Note (subject to SECTION 10).

         4.4 INVESTMENT REPRESENTATION. (a) The shares of Miller Common Stock are being acquired for Contrarian's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the United States Securities Act of 1933, as amended (the "SECURITIES Act"), which is in violation of the Securities Act.

                  (b) Contrarian is an accredited investor and (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of its investment in the shares of Miller Common Stock, and (ii) can bear the economic risk of an investment in such shares and can afford a complete loss of such investment.

                           (c) Contrarian acknowledges that (i) Miller
                  Industries has offered full access to all of the information that would be necessary or appropriate to make an informed investment decision with respect to the shares of Miller Common Stock to be acquired by Contrarian under this Agreement and (ii) Contrarian has refused such offers of access to any information of a nonpublic nature.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF MILLER INDUSTRIES.

         Miller Industries represents and warrants to Contrarian that:

         5.1 CORPORATE ORGANIZATION. Miller Industries is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         5.2 CAPITAL STOCK. The shares of Miller Common Stock to be issued hereunder have been and will at the Closing be duly authorized and validly issued. All of the shares of Miller Common Stock to be issued hereunder will at the Closing be fully paid and nonassessable. Upon delivery of the shares of Miller Common Stock to Contrarian by the Transfer Agent as provided in SECTION 1, Contrarian will acquire good and valid title to the shares of Miller Common Stock, free and clear of any Liens.

         5.3 CORPORATE POWER AND AUTHORITY; BINDING AGREEMENT.

                  (a) Miller Industries has all necessary corporate power and authority to execute and deliver this Agreement and a Registration Rights Agreement (as hereinafter defined), to perform its obligations hereunder and thereunder, and to consummate the Exchange, the Warrant Conversion, the Note Agreement and the other transactions contemplated


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

         by this Agreement. The execution, delivery and performance by Miller Industries of this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action (including, without limitation, the approval of the Board) and no other corporate proceedings on the part of Miller Industries are necessary to authorize this Agreement, a Registration Rights Agreement or to consummate the Exchange, the Warrant Conversion, the Note Agreement or any other transactions contemplated by this Agreement.

                  (b) This Agreement has been duly executed and delivered by Miller Industries and constitutes the legal, valid and binding obligation of Miller Industries, enforceable against Miller Industries in accordance with its terms.

         5.4 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement conflict with, or will result in any violation or breach of or event of default under (any such event, a "CONFLICT"), any provision of (i) the Charter, as amended, or the Bylaws, as amended, of Miller Industries, (ii) any Law or Order, in each case, applicable to Miller Industries or its respective properties or assets or
(iii) whether or not with notice or lapse of time, or both, any agreement, indenture or instrument to which Miller Industries is a party or by which its assets are bound.

         5.5 OPINION OF FINANCIAL ADVISOR. Prior to the date hereof, the Financial Advisor has delivered to the Board its oral opinion that, as of such date and subject to customary assumptions, qualifications and limitations, the terms of the Exchange are fair, from a financial point of view, to the shareholders of Miller Industries other than "insiders" of Miller Industries as defined in Section 16 of the Securities Exchange Act of 1934.

         5.6 SOLVENCY. Miller Industries is, and after consummation of the transactions contemplated by this Agreement will be, Solvent. "SOLVENT" as used herein, means that Miller Industries is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) Miller Industries does not intend to, and does not believe that it will, incur such debts or liabilities beyond Miller Industries' ability to pay as such debts and liabilities mature in their ordinary course, (iii) Miller Industries is not engaged in a business or a transaction and is not about to engage in a business or a transaction, for which Miller Industries' property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Miller Industries is engaged or is to engage, (iv) the fair value of the property of Miller Industries is greater than the total amount of liabilities, including without limitation, contingent liabilities, of Miller Industries and
(v) the present fair salable value of the assets of Miller Industries is not less than the amount that will be required to pay the probable liability of Miller Industries on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         5.7 DISCLOSURE. Miller Industries hereby represents that all documents filed by it with the Securities and Exchange Commission ("SEC") have contained all material information required to be disclosed therein, and have not contained any misstatements of a material fact or


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omitted to state any material fact necessary to make the statements set forth therein not misleading.

         5.8 NO CONFIDENTIAL INFORMATION. Miller Industries confirms that it has offered, but has not provided, information to Contrarian that is not available to the general public.

         5.9 INDEBTEDNESS OUTSTANDING. Miller Industries issued $14,000,000.00 principal amount of notes under the Note Credit Agreement and, as of the date of this Agreement, the outstanding principal amount of such is $13,849,086.18. True and correct copies of the Note Credit Agreement and the Warrant Agreement have been provided to Contrarian and such agreements have not been amended or modified and remain in full force and effect. The exercise price and the number of Warrant shares for which a Warrant is exercisable has not been adjusted pursuant to the terms of the Warrant Agreement or otherwise.

         SECTION 6. ADDITIONAL COVENANTS AND AGREEMENTS.

         6.1 FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments of transfer, conveyance, assignment or other documents and do and perform such other acts and things as may be necessary or desirable for effecting completely and promptly the consummation of the Exchange, the Warrant Conversion and the other transactions contemplated hereby, including providing any documentation requested by any third party lender; PROVIDED, HOWEVER, that nothing in this
SECTION 6.1 shall be construed to obligate any party to waive any of the closing conditions set forth in SECTIONS 7 or 8 or to obligate Contrarian to incur any expense or assume any obligation other than as otherwise provided in this Agreement.

         6.2 REGISTRATION RIGHTS. The parties shall proceed to negotiate a registration rights agreement with respect to the shares of Miller Common Stock to be issued hereunder (a "REGISTRATION RIGHTS AGREEMENT") that is mutually satisfactory to the parties.

         6.3 NOTE REPURCHASES, ETC. Miller Industries agrees that it will not repurchase, directly or indirectly, any notes issued under the Note Credit Agreement or any warrants issued under the Warrant Agreement other than on terms substantially identical to those set forth in this Agreement, without the prior written consent of Contrarian.

         6.4 INDEMNITY. (a) Miller Industries shall indemnify, defend, and hold Contrarian and its affiliates and their respective officers, directors, agents, partners, members, affiliates and employees (collectively, "INDEMNITEES") harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys' fees and expenses) that Indemnitees incur or suffer as a result of, or arising out of (i) breach of any of Miller Industries' representations, warranties, covenants or agreements in this Agreement, (ii) any third party claim arising out of the actions or inactions of Miller Industries in connection with this Agreement or the transactions contemplated hereby or (iii) any payments, setoffs or recoupments suffered by Contrarian as a result of Miller Industries not being Solvent as of the Closing. This SECTION 6.4 is a continuing obligation, separate and independent from the other obligations of the parties to this Agreement and survives termination of this Agreement and it is not necessary for an


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Indemnitee to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

                  (b) With respect to any claim by a third party as to which Contrarian is entitled to indemnification under SECTION 6.4(A)(II), Miller Industries shall have the right to assume control of the defense of such claim at its own expense, and Contrarian shall cooperate fully with Miller Industries in the defense of such claim at the expense of Miller Industries. If Miller Industries elects to assume control of the defense of any third-party claim, Contrarian shall have the right to participate in the defense of such claim and retain separate co-counsel at its own expense.

         6.5 NYSE LISTING. Miller Industries shall use its best efforts to have the shares of Miller Common Stock to be issued to Contrarian hereunder be approved for listing on the NYSE.

         SECTION 7. CONDITIONS TO OBLIGATIONS OF EACH PARTY.

         The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto (it being understood that each such condition is solely for the benefit of the parties hereto and may be waived in writing by their mutual agreement without notice, liability, or obligation to any Person):

         7.1 NO ORDER PREVENTING CONSUMMATION; ILLEGALITY. No Order issued by any Governmental Authority (as hereinafter defined) or other Law preventing the consummation of the transactions contemplated herein shall be in effect, nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending.

         7.2 LITIGATION. There shall be no Action pending against Contrarian or Miller Industries, its properties or any of its respective officers or directors, arising out of, or in any way connected with the Exchange or the other transactions contemplated by the terms of this Agreement.

         7.3 NYSE LISTING. The shares of Miller Common Stock to be issued hereunder shall have been approved for listing on the NYSE.

         7.4 REGISTRATION RIGHTS AGREEMENT. The parties shall have entered into and delivered executed counterparts to each other of a Registration Rights Agreement mutually acceptable to the parties.

         7.5 AMENDMENT TO NOTE CREDIT AGREEMENT. Miller Industries, Contrarian and Harbourside Investments, LLLP shall have entered into and delivered executed counterparts to each other of an amendment to the Note Credit Agreement in the form attached hereto as EXHIBIT A (the "CREDIT AGREEMENT AMENDMENT").

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         SECTION 8. ADDITIONAL CONDITIONS TO OBLIGATIONS OF CONTRARIAN. In
addition to the general closing conditions set forth in SECTION 7, the obligations of Contrarian to consummate the transactions contemplated hereby shall be subject to the following additional conditions:

         8.1 COMPLIANCE WITH COVENANTS. Miller Industries shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date in all material respects and all representations and warranties of Miller Industries set forth in this Agreement shall be true and correct in all material respects.

         8.2 OPINION. Contrarian shall have received an opinion from counsel of Miller Industries, in form and substance reasonably acceptable to Contrarian and its counsel, dated the Closing Date, covering the matters set forth in SECTIONS 5.1, 5.2, 5.3 and 5.4, including due authorization and delivery, noncontravention and enforceability.

         SECTION 9. TERMINATION.

         9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                  (a) at any time, by mutual written consent of Miller Industries and Contrarian; or

                  (b) by Miller Industries or Contrarian, at any time after January 31, 2004, if the Closing shall not have occurred on or prior to such date; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 9.1(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Closing to have occurred on or before such date.

         9.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to SECTION 9.1, this Agreement shall become void and there shall be no liability on the part of Contrarian or Miller Industries, except as otherwise provided in this Agreement. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any willful breach of any covenant or agreement in this Agreement or for the incorrectness of any representation or warranty set forth in this Agreement.

         SECTION 10. RIGHT TO RESCIND EXCHANGE AND WARRANT CONVERSION.

         The parties acknowledge that Miller Industries intends to submit a proposal to its shareholders seeking approval of the exchange of Subordinated Debt and conversion of Warrants owned by Harbourside Investments, LLLP, which exchanges will be on terms identical (except as provided in the Credit Agreement Amendment) to the Exchange and Warrant Conversion contemplated herein (the "HARBOURSIDE EXCHANGE PROPOSAL"). If the Harbourside Exchange Proposal is not approved by the shareholders of Miller Industries at a properly called meeting, then Contrarian shall have the right until 5 p.m., eastern time, on the fifth
(5th) business day after such failure to approve is made known to it, to surrender to Miller Industries all (but not less than all) of the Miller Common Stock received in the Exchange and Warrant Conversion, which Miller Industries shall be obligated to accept, in exchange for Miller Industries issuing to

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Contrarian (x) an amended promissory note or notes in the form of the
Replacement Note under and as defined in the Note Credit Agreement in an aggregate principal amount equal to the original Notes exchanged at the Closing pursuant to SECTION 1(A) hereunder less any principal payments made after the Closing (which amended Note shall preserve the holder's right to accrued but unpaid interest) and (y) a warrant or warrants to purchase 103,644 shares of Miller Common Stock on terms identical in all respects to the Warrants surrendered at the Closing. Upon receipt of the stock certificates representing the Miller Common Stock received in the Exchange and the Warrant Conversion, Miller Industries shall promptly issue and deliver to Contrarian the note and warrants described herein and the transactions consummated and deliveries made at the Closing shall be void ab initio, and this Agreement shall immediately terminate as if terminated by Contrarian pursuant to SECTION 9.1(B). Notwithstanding anything to the contrary in this section, the right of Contrarian to surrender the Miller Common Stock under this SECTION 10 shall not be available to Contrarian if it (a) does not deliver the stock certificates representing the Miller Common Stock within the five (5) business day period specified above or (b) has pledged, assigned, or otherwise encumbered or transferred any or all of the shares of Miller Common Stock that it received in the Exchange or Warrant Conversion, which pledge remains in effect.

         SECTION 11. MISCELLANEOUS.

         11.1 PAYMENT OF EXPENSES. Except as otherwise specifically set forth below in this SECTION 11.1, each party hereto shall pay its own fees and expenses incident to preparing for, entering into, and carrying out this Agreement, the Exchange and any other transactions contemplated hereby. Notwithstanding the foregoing, Miller Industries shall pay on demand all fees and expenses of Contrarian (including reasonable legal fees, consultant fees, search fees, filing fees, documentation fees and travel expenses) incurred by Contrarian in connection with the origination, structuring and negotiation of the Tranche A Notes and the Tranche B Subordinated Secured Notes to be issued to Harbourside Investments, LLLP and the transactions contemplated thereby, whether or not the transaction closes, subject to a cap of $50,000.

         11.2 PUBLICITY AND REPORTS. Contrarian shall not issue any press release or otherwise make any public statement or make any other public (or non-confidential) disclosure (regardless of whether it is in response to an inquiry) regarding the terms of this Agreement, the Exchange or the transactions contemplated hereby, except as required by Law. The parties hereto acknowledge that Miller Industries is a publicly traded company and, as such, will be entitled to make such public statements or disclosures as it reasonably believes to be required by applicable Law, including the rules of the NYSE.

         11.3 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by either party hereto without the prior written consent of the other party hereto, except that Contrarian may assign this Agreement in connection with an assignment of the Notes to a third party as long as the assignment provisions of the Notes are complied with (or properly waived) in connection with such assignment.

         11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be


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performed in the State of New York, without regard to any laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         11.6 AMENDMENT. Except as is otherwise required by applicable Law, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto.

         11.7 PARTIES IN INTEREST. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other Person unless specifically provided otherwise herein.

         11.8 NOTICES. Any notice or communication required or permitted hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) one (1) business day after the business day of deposit with FedEx or similar overnight courier for next day delivery (or two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (c) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Miller Industries, addressed to:

                           Miller Industries, Inc.
                           8503 Hilltop Drive
                           Ooltewah, Tennessee 37363
                           Attention:  A. Russell Chandler, III, Chairman
                                       of the Special Committee
                           Telephone:  (770) 988-9891
                           Facsimile No.: (404) 847-0552

         with a copy (which shall not constitute notice) to:

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street
                           Suite 2800
                           Atlanta, Georgia 30309
                           Attention:  David A. Stockton, Esq.
                           Telephone No.: (404) 815-6444
                           Facsimile No.:  (404) 541-3402

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

         with a copy (which shall not constitute notice) to:

                           Nelson Mullins Riley & Scarborough, LLP
                           999 Peachtree Street, Suite 1400
                           1201 Peachtree Street
                           Atlanta, GA  30309
                           Attention:  Robert D. Pannell, Esq.
                           Telephone No.: (404) 817-6177
                           Facsimile No.:  (404) 817-6219

         If to Contrarian, addressed to:

                           Contrarian Funds, LLC
                           411 West Putnam Avenue
                           Suite 225
                           Greenwich, CT  06830
                           Attention:  Scott G. Kasen
                           Telephone:  (203) 862-8200
                           Facsimile No.: (203) 629-1977

         with a copy (which shall not constitute notice) to:

                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  Monica C. Lord, Esq.
                           Telephone No.: (212) 715-9348
                           Facsimile No.: (212) 715-8348

         11.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, including the Miller Industries, Inc. Binding Restructuring Agreement executed by Miller Industries, Contrarian and Harbourside Investments, LLLP on December 24, 2003, among the parties with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder.

         11.10 HEADINGS. The section headings and subheadings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.11 SEVERABILITY. If any provision of this Agreement is held or declared by a court of competent jurisdiction to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will


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

be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         11.12 CERTAIN DEFINITIONS. Capitalized terms that are not defined in other Sections of this Agreement shall have the following meanings:

                  "GOVERNMENTAL APPROVALS" shall mean any notices, reports, declarations or other filings to be made, or any Permits to be obtained from, any Governmental Authority;

                  "GOVERNMENTAL AUTHORITY" shall mean any supranational, national, federal, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority;

                  "LAW" shall mean all laws, statutes, constitutions and ordinances, and all regulations, rules and other pronouncements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof;

                  "LIEN" shall mean any pledge, lien, collateral assignment, security interest, deed of trust, mortgage, title retention device, collateral assignment, claim, license or other contractual restriction (including any restriction on the transfer of any asset, the receipt of income derived from any asset or on the possession, exercise or transfer of any other attribute of ownership of any asset), conditional sale or other security arrangement, or any charge, adverse claim of title, ownership or right to use or any other encumbrance of any kind whatsoever;

                  "ORDER" shall mean any order, writ, judgment, decree, injunction, ruling, directive or other requirement of any Governmental Authority (in each case, whether preliminary or final); and

                  "PERSON" shall mean any individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date and year first above written.



                                           MILLER INDUSTRIES:

                                           MILLER INDUSTRIES, INC.


                                           By: /s/ William G. Miller
                                              ------------------------
                                           Name:  William G. Miller
                                           Title:  Chairman and Co-Chief
                                                      Executive Officer


                                           CONTRARIAN:

                                           CONTRARIAN FUNDS, LLC


                                           By: /s/ Jon R. Bauer
                                              ----------------------------------
                                           Name:  Jon R. Bauer
                                                --------------------------------
                                           Title: Managing Member
                                                 -------------------------------



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                                    EXHIBIT A
      AMENDMENT TO NOTE CREDIT AGREEMENT (INCLUDING FORM OF TRANCHE A NOTE)







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